Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FIRST QUARTER RESULTS
First Quarter Results
•Net income available to RGA shareholders of $4.98 per diluted share
•Adjusted operating income of $6.97 per diluted share
•ROE of 9.7%; adjusted operating ROE of 15.2%; adjusted operating ROE, excluding notable items of 16.2%, each for the trailing twelve months
•Favorable economic claims experience across all regions
•Repurchased $50 million of common shares

ST. LOUIS, May 7, 2026 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported first quarter net income available to RGA shareholders of $330 million, or $4.98 per diluted share, compared with $286 million, or $4.27 per diluted share, in the prior-year quarter. Adjusted operating income for the first quarter totaled $462 million, or $6.97 per diluted share, compared with $379 million, or $5.66 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.21 per diluted share on net income available to RGA shareholders, and $0.20 per diluted share on adjusted operating income, both as compared with the prior year.

Tony Cheng, President and Chief Executive Officer, commented, “RGA delivered a strong start to 2026, with first quarter performance exceeding expectations across many regions and businesses. The results reflect disciplined execution, strong underlying fundamentals, and the continued benefits of our diversified global platform.

“Our focus remains on sustainable earnings growth and disciplined capital allocation, and we remain committed to delivering attractive long‑term returns and creating enduring value for shareholders. Looking ahead, our confidence for the remainder of 2026 and beyond remains high. The fundamentals of our business are strong, our pipeline is healthy, and our competitive advantages continue to distinguish us. With a proven strategy and a disciplined approach to growth, we believe RGA is exceptionally well positioned to continue delivering attractive financial results over time.”

	Quarterly Results
($ in millions, except per share data)	2026	2025
Net premiums	$4,595	$4,019
Net income available to RGA shareholders	330	286
Net income available to RGA shareholders per diluted share	4.98	4.27
Adjusted operating income	462	378
Adjusted operating income, excluding notable items	462	378
Adjusted operating income per diluted share	6.97	5.66
Adjusted operating income, excluding notable items per diluted share	6.97	5.66
Book value per share	202.93	172.53
Book value per share, excluding accumulated other comprehensive income (AOCI)	167.60	153.80
Book value per share, excluding AOCI and B36	167.92	154.60
Total assets	164,064	128,210

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the first quarter, consolidated net premiums totaled $4.6 billion, an increase of 14.3% over the 2025 first quarter, with a favorable net foreign currency effect of $103 million.

Compared with the year-ago period, excluding spread-based businesses, first quarter investment income increased 19.3% primarily due to a larger average invested asset base and higher earned yields. Average investment yield was 4.93% in the first quarter compared with 4.64% in the prior year period, reflecting higher variable investment income.

The effective tax rate for the quarter was 24.9% on pre-tax income, above the expected range of 22% to 23%, primarily due to the jurisdictional mix of earnings and an increase in the valuation allowance on tax credits.

The effective tax rate for the quarter was 24.4% on adjusted operating income before taxes, above the expected range of 22% to 23%, primarily due to the jurisdictional mix of earnings and an increase in the valuation allowance on tax credits.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2026	2025
Net premiums	$1,932	$1,921
Adjusted operating income before taxes	138	140
Adjusted operating income before taxes, excluding notable items	138	140

Quarterly Results
•Results reflected favorable individual life claims experience and individual health results.

Financial Solutions

	Quarterly Results
($ in millions)	2026	2025
Adjusted operating income before taxes	118	67
Adjusted operating income before taxes, excluding notable items	118	67

Quarterly Results
•Results were in line with expectations.

Canada

Traditional

	Quarterly Results
($ in millions)	2026	2025
Net premiums	$339	$319
Adjusted operating income before taxes	38	32
Adjusted operating income before taxes, excluding notable items	38	32

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $15 million for the quarter.

Quarterly Results
•Results reflected favorable individual life and group claims experience.
•Foreign currency exchange rates had a favorable effect of $2 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2026	2025
Adjusted operating income before taxes	10	11
Adjusted operating income before taxes, excluding notable items	10	11

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2026	2025
Net premiums	$605	$540
Adjusted operating income (loss) before taxes	54	50
Adjusted operating income before taxes, excluding notable items	54	50

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $43 million for the quarter.

Quarterly Results
•Results reflected the timing benefit on an annual premium treaty, partially offset by unfavorable claims experience in capped cohorts. Economic claims experience was favorable.
•Foreign currency exchange rates had a favorable effect of $5 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2026	2025
Adjusted operating income before taxes	128	90
Adjusted operating income before taxes, excluding notable items	128	90

Quarterly Results
•Results reflected the contribution from recent new business and favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $8 million on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2026	2025
Net premiums	$860	$777
Adjusted operating income before taxes	125	106
Adjusted operating income before taxes, excluding notable items	125	106

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $18 million for the quarter.

Quarterly Results
•Results reflected favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results
($ in millions)	2026	2025
Adjusted operating income before taxes	65	59
Adjusted operating income before taxes, excluding notable items	65	59

Quarterly Results
•Results reflected the timing impacts of new business portfolio repositioning and unfavorable foreign exchange impacts.
•Foreign currency exchange rates had an unfavorable effect of $1 million on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results
($ in millions)	2026	2025
Adjusted operating income (loss) before taxes	(65)	(70)
Adjusted operating income (loss) before taxes, excluding notable items	(65)	(70)

Quarterly Results
•Results were unfavorable compared to the expected quarterly average run rate primarily due to the timing of certain compensation expenses and slightly unfavorable variable investment income.

Dividend Declaration

Effective May 5, 2026, the board of directors declared a regular quarterly dividend of $0.93, payable June 2, 2026, to shareholders of record as of May 19, 2026.

Earnings Conference Call

A conference call to discuss first quarter results will begin at 10 a.m. Eastern Time on Friday, May 8, 2026. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same website for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);

•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations;

as any of the above items can be volatile and may not reflect the underlying performance of the Company’s businesses. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.

3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company’s investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items;
•Shareholders’ average equity position excluding AOCI, B36 and notable items; and
•Book value per share, excluding AOCI and B36.

5. Adjusted operating return on equity, and adjusted operating return on equity, excluding notable items. Adjusted operating return on equity is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI, and adjusted operating return on equity, excluding notable items, is calculated as adjusted operating income, excluding notable items, divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;

•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Estimated Excess Capital: Estimate of capital available in excess of RGA’s target level when considering RGA’s internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA’s assumptions.

Estimated Deployable Capital: Estimated deployable capital includes RGA’s assumptions of sources and uses of capital over the next twelve months. RGA’s assumptions consider RGA’s internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.

Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.

Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.

Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.3 trillion of life reinsurance in force and total assets of $164.1 billion as of March 31, 2026. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This document and the documents incorporated by reference herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company's investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual purposes; (3) changes in the Company's financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy, data security and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company's operations, as well as regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the impact of general economic conditions in the U.S. and globally, including as a result of inflation, interest rate levels, geopolitical instability, and impacts from the imposition of, or changes in tariffs, as well as the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company's dependence on such third parties; (8) the effectiveness of the Company's risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company's investment securities on the Company's capital requirements and the fact that the determination of allowances and impairments taken on the Company's investments is highly subjective; (10) the threat of catastrophic events such as pandemics, epidemics, other major health issues, natural disasters, war, military actions (including conflicts in the Middle East), and terrorism or other acts of violence; (11) competitive factors and competitors' responses to the Company's initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) the impact of the development and adoption of artificial intelligence; (14) the effect of acquisitions and other significant transactions, including risks related to the integration of acquired blocks of business and entities and the Company's ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (15) interruption or failure of the Company's telecommunication, information technology, or other operational systems, or the Company's failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (16) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (17) risks associated with our international operations, including related to fluctuation in foreign currency exchange rates; and (18) other risks and uncertainties described in this document and in the Company's other filings with the Securities and Exchange Commission ("SEC").

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company's business, including those mentioned in this document and the documents incorporated by reference herein and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company's situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, as may be supplemented by Item 1A – "Risk Factors" in the Company's subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2026		2025
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$330	$4.98	$286	$4.27
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	157	2.37	53	0.82
Market risk benefits remeasurement (gains) losses	17	0.26	23	0.34
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(3)	(0.05)	—	—
Embedded derivatives:
Included in investment related gains/losses, net	(35)	(0.53)	9	0.13
Included in interest credited	2	0.03	8	0.12
Investment (income) loss on unit-linked variable annuities	1	0.02	—	—
Interest credited on unit-linked variable annuities	(1)	(0.02)	—	—
Interest expense on uncertain tax positions	1	0.02	—	—
Other (1)	(5)	(0.08)	(4)	(0.06)
Uncertain tax positions and other tax related items	(3)	(0.05)	1	0.01
Net income attributable to noncontrolling interest	1	0.02	2	0.03
Adjusted operating income	462	6.97	378	5.66
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$462	$6.97	$378	$5.66
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2026
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$441	$110	24.9%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	198	41
Market risk benefits remeasurement (gains) losses	22	5
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(4)	(1)
Embedded derivatives:
Included in investment related gains/losses, net	(44)	(9)
Included in interest credited	3	1
Investment (income) loss on unit-linked variable annuities	1	—
Interest credited on unit-linked variable annuities	(1)	—
Interest expense on uncertain tax positions	1	—
Other (2)	(6)	(1)
Uncertain tax positions and other tax related items	—	3
Adjusted operating income	611	149	24.4%
Notable items	—	—
Adjusted operating income, excluding notable items	$611	$149
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2026	2025
Income before income taxes	$441	$369
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	198	71
Market risk benefits remeasurement (gains) losses	22	29
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	(4)	—
Embedded derivatives:
Included in investment related gains/losses, net	(44)	11
Included in interest credited	3	10
Investment (income) loss on unit-linked variable annuities	1	—
Interest credited on unit-linked variable annuities	(1)	—
Interest expense on uncertain tax positions	1	—
Other (1)	(6)	(5)
Pre-tax adjusted operating income	611	485
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$611	$485
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended March 31,
	2026	2025
Earnings per share from net income (loss):
Basic earnings per share	$5.04	$4.33
Diluted earnings per share	$4.98	$4.27

Diluted earnings per share from adjusted operating income	$6.97	$5.66
Weighted average number of common and common equivalent shares outstanding	66,226	66,861

(Unaudited)	At March 31,
	2026	2025
Treasury shares	19,802	19,225
Common shares outstanding	65,509	66,086
Book value per share outstanding	$202.93	$172.53
Book value per share outstanding, before impact of AOCI	$167.60	$153.80

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At March 31,
	2026	2025
Book value per share outstanding	$202.93	$172.53
Less effect of AOCI:
Accumulated currency translation adjustment	1.54	(0.12)
Unrealized (depreciation) appreciation of securities	(98.70)	(67.24)
Effect of updating discount rates on future policy benefits	132.50	86.28
Change in instrument-specific credit risk for market risk benefits	0.06	0.09
Pension and postretirement benefits	(0.07)	(0.28)
Book value per share outstanding, before impact of AOCI	167.60	153.80
Less effect of B36 derivatives	(0.32)	(0.80)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$167.92	$154.60

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2026:	Average Equity
Shareholders' average equity	$12,638
Less effect of AOCI:
Accumulated currency translation adjustment	85
Unrealized (depreciation) appreciation of securities	(4,962)
Effect of updating discount rates on future policy benefits	6,994
Change in instrument-specific credit risk for market risk benefits	3
Pension and postretirement benefits	(12)
Shareholders' average equity, excluding AOCI	10,530
Year-to-date notable items, net of tax	(46)
Shareholders' average equity, excluding AOCI and notable items	$10,576

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2026:	Income
Net income available to RGA shareholders	$1,226	9.7%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	406
Change in fair value of embedded derivatives	(27)
Tax expense on uncertain tax positions and other tax related items	(10)
Net income attributable to noncontrolling interest	6
Adjusted operating income	1,601	15.2%
Notable items after tax	(114)
Adjusted operating income, excluding notable items	$1,715	16.2%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2026	2025
Revenues:
Net premiums	$4,595	$4,019
Investment income, net of related expenses	1,701	1,232
Investment related gains (losses), net	(170)	(79)
Other revenue	368	88
Total revenues	6,494	5,260
Benefits and expenses:
Claims and other policy benefits	4,621	3,822
Future policy benefits remeasurement (gains) losses	(7)	(56)
Market risk benefits remeasurement (gains) losses	22	29
Interest credited	480	299
Policy acquisition costs and other insurance expenses	512	417
Other operating expenses	326	300
Interest expense	99	80
Total benefits and expenses	6,053	4,891
Income before income taxes	441	369
Provision for income taxes	110	81
Net income	331	288
Net income attributable to noncontrolling interest	1	2
Net income available to RGA shareholders	$330	$286
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